                                                                  Exhibit 12.1

                  O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                        RATIO OF EARNINGS TO
                          FIXED CHARGES



                                                                                                         NINE MONTHS
                                                               YEAR ENDED JUNE 30,                     ENDED MARCH 31,
                                                 ------------------------------------------------     -----------------
                                                  1994       1995      1996       1997      1998       1998       1999
                                                 ------     ------    ------     ------     ------    ------     ------
Pre-tax income from continuing operations        23,222     13,259      770      26,448     23,641    17,198     25,277
Fixed charges:
  Interest expense                                1,286      2,382    3,831       2,327      2,468     1,801      2,284
  Rent expense interest factor                      150        173      192         323        412       309        355
                                                 ------     ------    ------     ------     ------    ------     ------
Total fixed charges                               1,436      2,555    4,023       2,650      2,880     2,110      2,639
Earnings before income taxes and fixed charges   24,658     15,814    4,793      29,098     26,521    19,308     27,916
Fixed charges                                     1,436      2,555    4,023       2,650      2,880     2,110      2,639
                                                 ------     ------    ------     ------     ------    ------     ------
Ratio of earnings to combined fixed
  charges and preferred dividends                 17.17       6.19     1.19       10.98       9.21      9.15      10.58
                                                 ------     ------    ------     ------     ------    ------     ------
                                                 ------     ------    ------     ------     ------    ------     ------

                                                                  Exhibit 12.1

                        O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                           PRO FORMA RATIO OF EARNINGS TO
                            COMBINED FIXED CHARGES AND
                         PREFERRED DIVIDEND REQUIREMENTS



                                                         June 30, 1998        March 31, 1999
                                                           Pro Forma             Pro Forma
                                                         -------------        --------------
Pre-tax income from continuing operations                  $ (3,536)             $  5,327
Fixed charges:
  Interest expense                                           28,895                21,671
  Rent expense interest factor                                  412                   355
                                                         -------------        --------------
Total fixed charges                                          29,307                22,026
Earnings before income taxes and fixed charges               25,771                27,353

Preferred dividend requirements                              16,273                12,014
Total fixed charges                                          29,307                22,026
                                                         -------------        --------------
Total fixed charges and preferred dividends                $ 45,580              $ 34,040
Ratio of earnings to combined fixed charges
  and preferred dividends                                      0.57                  0.80
                                                         -------------        --------------
                                                         -------------        --------------
Fixed charges and preferred stock dividend
  requirements exceed earnings by                          $(19,809)             $ (6,687)
                                                         -------------        --------------
                                                         -------------        --------------